Exhibit 7

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is entered into as of September 16, 2019 by and among those certain Shareholders of EVO Transportation & Energy Services, Inc. (the “Company”) listed on Schedule A (together with any subsequent Shareholders, or any transferees, who become parties hereto pursuant to Section 4.1 below, each a “Shareholder” and collectively, the “Shareholders) and Antara Capital Master Fund LP (“Antara”).

RECITALS:

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company will issue, on the date hereof, to Antara warrants to purchase an aggregate of 4,240,000 shares of common stock (“Common Stock”) (the “Warrants”);

WHEREAS, in connection with the issuance of the Warrants to Antara, the Company and Antara are entering into a Director Nomination Agreement (the “Nomination Agreement”) pursuant to which the Company agrees, among other things, to nominate for election to the board of directors of the Company (the “Board”) one individual designated by Antara to serve as a Board member (the “Antara Designee”), on the terms and conditions set forth in the Nomination Agreement; and

WHEREAS, the Shareholders and Antara wish to set forth certain understandings between such parties, including with respect to certain voting matters.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

ARTICLE 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate” with respect to any Person, means (i) a Family Member of such Person or (ii) any other Person with regard to which such Person, directly or indirectly, controls, is controlled by or is commonly controlled. For purposes of the preceding sentence, “control” shall mean the power to direct the principal business management and activities of a Person, whether through ownership of voting securities, by agreement (including, without limitation, in connection with any voting trust, proxy arrangement or similar device), or otherwise.

(b) “Antara Group” means Antara and each Affiliate of Antara that acquires Equity Securities. Unless the Shareholders Group is otherwise notified in writing by Antara, Antara shall at all times serve as the designated representative to act on behalf of the Antara Group for purposes of this Agreement and shall have the sole power and authority to bind the Antara Group with respect to all provisions of this Agreement. The Shareholders Group shall be entitled to rely on all actions taken by Antara or such designee on behalf of the Antara Group.

(c) “Beneficial Owner” means, with respect to a security, a direct or indirect beneficial owner of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. The term “Beneficially Own” shall have a correlative meaning.

(d) “Equity Securities” means (i) any Common Stock or preferred stock of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock or preferred stock of the Company (including any option to purchase such a security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock or preferred stock of the Company or other security referred to in clause (ii), or (iv) any such option, warrant or right.

(e) “Family Member” means, with respect to any natural person, (i) any child, stepchild, grandchild or more remote issue, parent, stepparent, grandparent, spouse, domestic partner, sibling, child of sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin and adoptive relationships or estate of such family member or (ii) any foundation, trust, family limited partnership, family limited liability company or other entity created and used for estate planning purposes, so long as any such foundation, trust, family limited partnership, family limited liability company or other entity is controlled by, for the benefit of, or owned by such natural person or one or more persons described in clause (i).

(f) “Shareholders Group” means each Shareholder and each and every Shareholder Transferee.

(g) “Shareholder Transferee” means each and every direct and indirect transferee of any Shareholder who acquired such shares in a Transfer and that is required to execute the joinder attached as Exhibit A pursuant to the terms of Section 4.1.

(h) “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Equity Securities.

(i) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity.

ARTICLE 2. VOTING.

2.1 Election of Directors. On all matters relating to the election of directors of the Company, the Shareholders Group agrees, for so long as this Agreement is in effect pursuant to Section 6.8 hereof, to vote all shares of Equity Securities (whether now owned or hereafter acquired) held by it (or shall consent pursuant to an action by written consent of stockholders of the Company) so as to elect to the Board the Antara Designee.

2.2 Replacement of Directors. In the event that a vacancy is created at any time by the death, permanent disability, retirement, resignation or removal (with or without cause) of an Antara Designee and the Antara Group shall have the right to designate a replacement to fill such vacancy pursuant to the terms of the Nomination Agreement, the Shareholders Group agrees to vote all shares of Equity Securities (whether now owned or hereafter acquired) held by it (or shall consent pursuant to an action by written consent of stockholders of the Company) so as to elect such replacement director to the Board (to the extent such a vote or consent is required).

ARTICLE 3. GRANT OF PROXY.

3.1 Upon the failure of any member of the Shareholders Group to vote Equity Securities owned by it in accordance with the terms of this Agreement, such member hereby grants to the Antara Group a proxy coupled with an interest in all Equity Securities owned by such member to vote all such Equity Securities in the manner provided in Article 2 hereof. Any proxy granted, or deemed to have been granted under this Section 3.1 shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 3.1 is amended to remove such grant of proxy in accordance with Section 6.7 hereof. Notwithstanding anything to the contrary, the grant of proxy contained herein is limited solely to voting on the matters contained in Article 2 hereof related to the election and replacement of directors.

ARTICLE 4. COVENANT.

4.1 Each Shareholder agrees to cause each transferee that is an Affiliate of such Shareholder who acquires from such Shareholder Equity Securities (other than a transferee that already is party to this Agreement) pursuant to any Transfer to be subject to the terms of this Agreement by executing and delivering a joinder agreement, substantially in the form of Exhibit A hereto.

4.2 The parties to this Agreement acknowledge that the provisions set forth herein results in the formation of a group (the “Voting Group”) (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor provision) comprising the Antara Group and the Shareholders Group, which Voting Group constitutes an Affiliate of the Antara Group. The Antara Group and the Shareholders Group each agree to make such beneficial ownership filings as may be required by the Securities and Exchange Commission, including any Schedule 13D or Schedule 13G filings or amendments thereto, which shall reflect the Antara Group or the Shareholders Group, as the case may be, as a member of such group.

ARTICLE 5. EFFECTIVENESS.

5.1 This Agreement shall be effective as of the date hereof.

ARTICLE 6. MISCELLANEOUS.

6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

6.2 Jurisdiction; Venue; Service of Process.

(a) Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the respective appellate courts thereof for the purpose of any action, claims or suit between the parties arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim or suit, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action, claim or suit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any such action, claim or suit other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action, claim or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Venue. Each party agrees that for any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement, such party shall bring actions, claims and suits either in the U.S. District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) Service of Process. Each party hereby (i) consents to service of process in any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) to the fullest extent permitted by law, agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.11, will constitute good and valid service of process in any such action, claim or suit and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, claim or suit any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

6.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY

OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

6.4 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, to the fullest extent permitted by law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

6.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7 Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of (i) the Antara Group and (ii) Shareholders Group.

6.8 Termination. Except as otherwise specified herein, this Agreement shall continue in full force and effect from the date hereof but shall terminate on the date when Antara no longer has the right to nominate for election to the Board the Antara Designee pursuant to the terms of the Nomination Agreement.

6.9 No Circumvention. None of (i) the Antara Group and (ii) the Shareholders nor any of their respective successors, assigns, transferees or Affiliates shall take (or permit or acquiesce to) any action to circumvent any of the rights under this Agreement inuring to the benefit of the others.

6.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

6.11 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address as set forth in this Section 6.11 or the signature pages to the joinder agreement substantially in the form of Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

(a) if to the Shareholders, to:

The addresses set forth on the signature pages of this Agreement.

(b) if to Antara or the Antara Group, to:

c/o Antara Capital LP

500 Fifth Avenue, Suite 2320

New York, NY 10110]

with a copy which shall not constitute notice to:

Milbank LLP

2029 Century Park East, 33rd Floor

Los Angeles, CA 90067

Attention: Adam Moses

Email: amoses@milbank.com

6.12 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.13 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile or electronic (.PDF) counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date set forth in the first paragraph hereof.

SHAREHOLDERS

/s/ Danny Cuzick
Name: Danny Cuzick

Address:

[Signature Page to Voting Agreement]

/s/ John Lampsa
Name: John Lampsa

Address:

[Signature Page to Voting Agreement]

/s/ John Sheehy
Name : John Sheehy

Address:

[Signature Page to Voting Agreement]

/s/ James Finkle
Name: James Finkle

Address:

[Signature Page to Voting Agreement]

/s/ Clifford Finkle
Name: Clifford Finkle

Address:

[Signature Page to Voting Agreement]

/s/ Michael Ritter
Name: Michael Ritter

Address:

[Signature Page to Voting Agreement]

/s/ Matt Ritter
Name: Matt Ritter

Address:

[Signature Page to Voting Agreement]

Name: Jerry Moyes

Address:

[Signature Page to Voting Agreement]

/s/ Trey Peck
Name: Trey Peck

Address:

[Signature Page to Voting Agreement]

John P. Yeros & Laura R. Yeros, JTWROS

/s/ John P. Yeros
Name: John P. Yeros

Address:

/s/ Laura R. Yeros
Name: Laura R. Yeros

Address:

[Signature Page to Voting Agreement]

Antara Capital Master Fund LP

By: Antara Capital LP not in its individual corporate capacity, but solely as Investment Advisor and agent

By: Antara Capital GP LLC, its general partner

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Managing Member of Antara Capital LP
Date:

[Signature Page to Voting Agreement]

EVO Transportation & Energy Services, Inc.

/s/ John P Yeros
Name: John P Yeros
Its: CEO

Address:

[Signature Page to Voting Agreement]

SCHEDULE A

Name of Beneficial Owner	Number of Shares Beneficially Owned
Danny Cuzick	10,533,000
John Lampsa	800,000
John Sheehy	2,420,000
Cliff Finkle and James Finkle	1,250,000
Michael and Matt Ritter	2,428,014
Jerry Moyes	2,000,000
Trey Peck	1,499,999
John P Yeros & Laura R Yeros Jtwros	1,274,650

EXHIBIT A

FORM OF JOINDER AGREEMENT FOR A SHAREHOLDER TRANSFEREE

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Voting Agreement, dated as of September 16, 2019, by and between Antara Capital Master Fund LP (“Antara”) and the shareholder parties thereto, a copy of which is attached hereto and is incorporated herein by reference (the “Voting Agreement”), by the undersigned (the “Shareholder Transferee”). Capitalized terms used but not defined herein have the meanings set forth in the Voting Agreement. By execution and delivery of this Joinder Agreement, the Shareholder Transferee agrees as follows:

SECTION 1. Acknowledgment. The Shareholder Transferee acknowledges that such Shareholder Transferee has acquired Equity Securities from a Shareholder or a Shareholder Transferee pursuant to a Transfer.

SECTION 2. Agreement. The Shareholder Transferee (a) agrees that the Equity Securities it owns shall be bound by and subject to the terms of the Voting Agreement to the same extent as if such Shareholder Transferee were an original party to the Voting Agreement and (b) shall constitute a member of the “Shareholders Group” under the Voting Agreement.

SECTION 3. Notice. Any notice required to be provided by the Voting Agreement shall be given to the Shareholder Transferee at the address listed beside such Shareholder Transferee’s signature below.

SECTION 4. Governing Law. This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the conflict of laws principles thereof.

Executed and dated this day of.

Shareholder Transferee:

[INSERT NAME]

By:

Address for Notices:

E-mail Address for Notices: